Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 125229) pertaining to the 1999 Stock Option Plan of Tejas Incorporated of our report dated  March 28, 2008, with respect to the consolidated financial statements of Tejas Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ PMB Helin, Donovan, LLP

Austin, Texas
March 28, 2008